Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Dean W. Dimke
	Executive Vice President and	Director of Corporate and
	Chief Financial Officer	Investor Communications
	williamlowe@kemet.com	deandimke@kemet.com
	864-963-6484	954-766-2800

KEMET REPORTS THIRD QUARTER OF FISCAL YEAR 2012 RESULTS

Greenville, South Carolina (February 2, 2012) - KEMET Corporation (“KEMET” or the “Company”) (NYSE: KEM) today reported preliminary results for the third fiscal quarter ended December 31, 2011.  Net sales for the quarter ended December 31, 2011 were $218.8 million which is a 17.3% decrease over the same quarter last fiscal year. Net sales for the nine months ended December 31, 2011 were $774.2 million which is a 2.3% increase over the same period last fiscal year.

On a U.S. GAAP basis, net loss was $(27.8) million, or $(0.62) per basic and diluted share for the third quarter of fiscal year 2012 compared to net income of $27.2 million or $0.52 per diluted share for the same quarter last year.

Non-GAAP adjusted net income was $2.0 million or $0.04 per diluted share for the third quarter of fiscal year 2012 compared to $33.1 million of adjusted net income or $0.64 per diluted share for the same quarter last year.

“We entered this quarter knowing that the impact of the distribution channel inventory rebalancing would have a significant impact on our financial results”, said Per Loof, Chief Executive Officer of KEMET.  “However, we generated approximately $21 million of cash from operations and we were successful in securing one of our key supply sources through the acquisition of Niotan Incorporated.  Even though we expect the next couple of quarters to remain challenging we are positioning the Company for a strong rebound through our continuing realignment of facilities in Europe and supply chain integration when the world economy improves,” continued Loof.

On a U.S. GAAP basis, the third quarter of fiscal year 2012 includes a $15.8 million impairment charge related to the Tantalum Business Group.  In addition, the third quarter of fiscal year 2012 includes $10.7 million of restructuring charges primarily comprised of termination benefits of $6.1 million related to planned facility closures in Italy that will commence during fiscal year 2013 and charges of $4.5 million to participate in a plan to save labor costs whereby a company may temporarily “lay off” employees while the government continues to pay their wages for a certain period of time.  This restructuring activity is a continuation of the Company’s efforts to restructure its manufacturing operations within Europe, primarily within the Film and Electrolytic segment. Construction has started on a new manufacturing facility in Pontecchio, Italy, that will allow the closure and consolidation of three manufacturing operations located in Italy.  The third quarter of fiscal year 2011 included $1.1 million of restructuring charges primarily associated with the relocation of equipment and $1.0 million of debt and stock registration related fees.

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.ir.kemet.com, users may subscribe to KEMET news releases and find additional information about our Company.  Kemet applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

QUIET PERIOD

Beginning April 1, 2012, we will observe a quiet period during which the information provided in this news release and our quarterly report on Form 10-Q will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following:

(i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) adverse economic conditions could cause the write down of long-lived assets; (iii) an increase in the cost or a decrease in the availability of our principal raw materials; (iv) changes in the competitive environment; (v) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vi) economic, political, or regulatory changes in the countries in which we operate; (vii) difficulties, delays or unexpected costs in completing the restructuring plan; (viii) inability to attract, train and retain effective employees and management; (ix) inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (x) exposure to claims alleging product defects; (xi) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xii) volatility of financial and credit markets affecting our access to capital; (xiii) needing to reduce the total costs of our products to remain competitive; (xiv) potential limitation on the use of net operating losses to offset possible future taxable income; (xv) restrictions in our debt agreements that limit our flexibility in operating our business; and (xvi) additional exercise of the warrant by K Equity which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions.

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Quarters Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010

Net sales	$218,795	$264,654	$774,165	$757,036

Operating costs and expenses:
Cost of sales	178,305	192,132	592,128	553,888
Selling, general and administrative expenses	24,737	27,453	83,368	76,667
Research and development	7,172	6,947	21,620	19,202
Restructuring charges	10,748	1,102	13,378	5,197
Write down of long-lived assets	15,786	—	15,786	—
Net (gain) loss on sales and disposals of assets	9	29	92	(1,406)
Total operating costs and expenses	236,757	227,663	726,372	653,548
Operating income (loss)	(17,962)	36,991	47,793	103,488

Other (income) expense:
Interest income	(62)	(28)	(136)	(133)
Interest expense	7,036	7,756	21,718	22,548
Other (income) expense, net	716	1,471	1,918	(1,647)
Loss on early extinguishment of debt	—	—	—	38,248
Income (loss) before income taxes	(25,652)	27,792	24,293	44,472
Income tax expense	2,119	625	5,897	2,493
Net income (loss)	$(27,771)	$27,167	$18,396	$41,979

Net income (loss) per share:
Basic	$(0.62)	$0.96	$0.43	$1.53
Diluted	$(0.62)	$0.52	$0.35	$0.82

Weighted-average shares outstanding:
Basic	44,644	28,295	42,834	27,464
Diluted	44,644	51,960	52,302	51,124

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except per share data)

	December 31, 2011	March 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$136,049	$152,051
Accounts receivable, net	102,432	150,370
Inventories, net	212,118	206,440
Prepaid expenses and other	23,536	28,097
Deferred income taxes	4,027	5,301
Total current assets	478,162	542,259
Property and equipment, net of accumulated depreciation of $770,259 and $740,773 as of December 31, 2011 and March 31, 2011, respectively	290,045	310,412
Goodwill and intangible assets, net	20,479	20,092
Other assets	12,993	11,546
Total assets	$801,679	$884,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,219	$42,101
Accounts payable	71,072	90,997
Accrued expenses	65,073	88,291
Income taxes payable	4,239	4,265
Total current liabilities	141,603	225,654
Long-term debt, less current portion	229,847	231,215
Other non-current obligations	58,113	59,727
Deferred income taxes	6,894	7,960

Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—
Common stock, par value $0.01, authorized 175,000 and 300,000 shares, issued 46,508 and 39,508 shares, at December 31, 2011 and March 31, 2011, respectively	465	395
Additional paid-in capital	468,646	479,322
Retained deficit	(69,349)	(87,745)
Accumulated other comprehensive income	8,305	22,555
Treasury stock, at cost (1,854 and 2,370 shares at December 31, 2011 and March 31, 2011, respectively)	(42,845)	(54,774)
Total stockholders’ equity	365,222	359,753

Total liabilities and stockholders’ equity	$801,679	$884,309

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Nine Months Ended December 31,
	2011	2010
Sources (uses) of cash and cash equivalents
Operating activities:
Net income	$18,396	$41,979
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,384	41,303
Write down of long-lived assets	15,786	—
Amortization of debt discount and debt issuance costs	2,903	3,964
Net (gain) loss on sales and disposals of assets	92	(1,406)
Stock-based compensation expense	1,378	911
Change in deferred income taxes	909	(1,186)
Change in operating assets	46,330	(64,485)
Change in operating liabilities	(48,116)	17,658
Other	841	(1,885)
Loss on early extinguishment of debt	—	38,248
Net cash provided by operating activities	71,903	75,101

Investing activities:
Capital expenditures	(31,793)	(19,559)
Acquisition, net of cash received	(11,584)	—
Proceeds from sales of assets	—	5,425
Net cash used in investing activities	(43,377)	(14,134)

Financing activities:
Proceeds from issuance of debt	—	227,525
Payments of long-term debt	(40,581)	(230,300)
Net payments under other credit facilities	(3,153)	(2,626)
Proceeds from exercise of stock options	225	21
Debt issuance costs	(36)	(7,750)
Debt extinguishment costs	—	(207)
Net cash used in financing activities	(43,545)	(13,337)
Net increase (decrease) in cash and cash equivalents	(15,019)	47,630
Effect of foreign currency fluctuations on cash	(983)	943
Cash and cash equivalents at beginning of fiscal period	152,051	79,199
Cash and cash equivalents at end of fiscal period	$136,049	$127,772

Non-U.S. GAAP Financial Measures

In this news release, the Company makes reference to certain Non-U.S. GAAP financial measures, including “Adjusted net income”, “Adjusted net income per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management.

Adjusted Net Income and Adjusted Net Income Per Share

“Adjusted net income” and “Adjusted net income per share” represent net income and net income per share excluding write down of long-lived assets, restructuring charges related primarily to equipment moves and employee severance, plant start-up costs, amortization related to debt issuance costs and debt discount, net gain/loss on sales and disposals of assets, ERP integration costs, stock-based compensation expense/recovery, net foreign exchange loss, registration related fees, acquisition related fees, gain on licensing of patents, loss on early extinguishment of debt, income tax expense related to foreign tax law changes which limit the utilization of net operating losses, and income tax effect on non-GAAP adjustments.  Management believes that these Non-U.S. GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company.  Management uses these Non-U.S. GAAP financial measures to evaluate operating performance.  Non-U.S. GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net income (loss) to Non-U.S. GAAP adjusted net income:

GAAP to Non-GAAP Reconciliation

	Quarters Ended			Nine Months Ended December 31,
	December 31, 2011	September 30, 2011	December 31, 2010	2011	2010
	(Unaudited) (Amounts in thousands, except per share data)

Net sales	$218,795	$265,514	$264,654	$774,165	$757,036

Net income (loss)	$(27,771)	$14,318	$27,167	$18,396	$41,979
Basic net income (loss) per share	$(0.62)	$0.32	$0.96	$0.43	$1.53
Diluted net income (loss) per share	$(0.62)	$0.27	$0.52	$0.35	$0.82

Excluding the following items (Non-GAAP)

Net income (loss)	$(27,771)	$14,318	$27,167	$18,396	$41,979
Adjustments:
Write down of long-lived assets	15,786	—	—	15,786	—
Restructuring charges	10,748	1,605	1,102	13,378	5,197
Plant start-up costs	666	718	—	1,384	—
Amortization included in interest expense	847	1,012	1,210	2,903	3,964
Net (gain) loss on sales and disposals of assets	9	(40)	29	92	(1,406)
ERP integration costs	1,812	1,918	602	4,935	1,257
Stock-based compensation expense (recovery)	(797)	984	429	1,378	911
Net foreign exchange loss	303	1,391	1,785	1,571	378
Registration related fees	—	77	950	281	950
Acquisition related fees	—	—	—	610	—
Gain on licensing of patents	—	—	—	—	(2,000)
Loss on early extinguishment of debt	—	—	—	—	38,248
Income tax expense related to foreign tax law changes	1,448	—	—	1,448	—
Income tax effect of non-GAAP adjustments (1)	(1,050)	406	(196)	(660)	(828)
Adjusted net income	$2,001	$22,389	$33,078	$61,502	$88,650

Adjusted net income per share (excluding adjustments):
Basic	$0.04	$0.50	$1.17	$1.44	$3.23
Diluted	$0.04	$0.43	$0.64	$1.18	$1.73

Weighted-average shares outstanding:
Basic	44,644	44,370	28,295	42,834	27,464
Diluted	52,209	52,230	51,960	52,302	51,124

(1)  The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.

Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before income tax expense, net interest expense, and depreciation and amortization expense, adjusted to exclude: write down of long-lived assets, restructuring charges, plant start-up costs, net foreign exchange loss, stock-based compensation expense/recovery, gain/loss on sales and disposals of assets, ERP integration costs, registration related fees, acquisition related fees, gain on licensing of patents, and loss on early extinguishment of debt.  We use Adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other items excluded from Adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•                  it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•                  it does not reflect changes in, or cash requirements for, our working capital needs;

•                  it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•                  it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•                  it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•                  other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA only supplementally.

The following table provides a reconciliation from U.S. GAAP net income (loss) to Adjusted EBITDA (amounts in thousands):

	Quarters Ended December 31,		Nine Months Ended December 31,
	2011	2010	2011	2010
Net income (loss)	$(27,771)	$27,167	$18,396	$41,979

Adjustments:
Income tax expense	2,119	625	5,897	2,493
Interest expense, net	6,974	7,728	21,582	22,415
Depreciation and amortization	10,373	12,661	33,384	41,303
Write down of long-lived assets	15,786	—	15,786	—
Restructuring charges	10,748	1,102	13,378	5,197
Plant start-up costs	666	—	1,384	—
Net foreign exchange loss	303	1,785	1,571	378
Stock-based compensation expense (recovery)	(797)	429	1,378	911
Net (gain) loss on sales and disposals of assets	9	29	92	(1,406)
ERP integration costs	1,812	602	4,935	1,257
Registration related fees	—	950	281	950
Acquisition related fees	—	—	610	—
Gain on licening of patents	—	—	—	(2,000)
Loss on early extinguishment of debt	—	—	—	38,248

Adjusted EBITDA	$20,222	$53,078	$118,674	$151,725